Exhibit 10.1

FIFTH LOAN MODIFICATION AGREEMENT

This Fifth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of June 11, 2010, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts  02462 (“Bank”) and (b) PARADIGM HOLDINGS, INC., a Wyoming corporation, with offices at 9715 Key West Avenue, Rockville, Maryland  20850 (“Holdings”), PARADIGM SOLUTIONS CORPORATION, a Maryland corporation, with offices at 9715 Key West Avenue, Rockville, Maryland  20850 (“Solutions”), CALDWELL TECHNOLOGY SOLUTIONS LLC, a Maryland limited liability company, with offices at 9715 Key West Avenue, Rockville, Maryland  20850 (“Caldwell”) and TRINITY INFORMATION MANAGEMENT SERVICES, a Nevada corporation, with offices at 9715 Key West Avenue, Rockville, Maryland 20850 (“Trinity”) (hereinafter, Holdings, Solutions, Caldwell and Trinity are jointly and severally, individually and collectively, referred to as “Borrower”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 13, 2007, evidenced by, among other documents, a certain Loan and Security Agreement (working capital line of credit) dated as of March 13, 2007, among Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of August 11, 2008, as further amend by a certain Second Loan Modification Agreement dated as of March 18, 2009, as further amended by a certain Third Loan Modification Agreement dated as of May 4, 2009, and as further amended by a certain Fourth Loan Modification Agreement dated as of July 2, 2009 (the “Fourth Loan Modification Agreement”) (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.             DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by (a) the Collateral as described in the Loan Agreement, (b) the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement dated as of March 13, 2007 between Bank and Holdings (the “Holdings IP Security Agreement”), (c) the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement dated as of March 13, 2007 between Bank and Solutions (the “Solutions IP Security Agreement”), (d) the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement dated as of July 5, 2007 between Bank and Caldwell (the “Caldwell IP Security Agreement”), and (e) the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement dated as of September 5, 2007 between Bank and Trinity (the “Trinity IP Security Agreement”) (together with any other collateral security granted to Bank, the  “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.             DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1(f) thereof:

“If this Agreement is terminated on or prior to the Anniversary Date (as hereinafter defined) (A) by Bank in accordance with clause (ii) in the foregoing sentence, or (B) by Borrower for any reason, Borrower shall pay to Bank a termination fee in an amount equal to One Hundred Thousand Dollars ($100,000.00) (the “Early Termination Fee”).”

and inserting in lieu thereof the following:

“If this Agreement is terminated (A) by Bank in accordance with clause (ii) in the foregoing sentence, or (B) by Borrower for any reason, Borrower shall pay to Bank a termination fee in an amount equal to Forty Five Thousand Dollars ($45,000.00) (the “Early Termination Fee”).”

2	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.2.3 thereof:

“Borrower will pay a finance charge (the “Finance Charge”) on each Financed Receivable which is equal to the Applicable Rate divided by 360 multiplied by the number of days each such Financed Receivable is outstanding multiplied by the outstanding Financed Receivable Balance.”

and inserting in lieu thereof the following:

“Borrower will pay a finance charge (the “Finance Charge”) on each Financed Receivable which is equal to the Applicable Rate divided by 360 multiplied by the number of days each such Financed Receivable is outstanding multiplied by the average daily outstanding Financed Receivable Balance.”

3	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.2.4 thereof:

“Borrower will pay to Bank a collateral handling fee equal to (a) 0.20% per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon Federal Agency Accounts and Subcontractor Accounts based upon a 360 day year, and (b) 0.25% per month of the Financed Receivable Balance for Financed Receivables outstanding based upon Unbilled Accounts based upon a 360 day year (the “Collateral Handling Fee”).”

and inserting in lieu thereof the following:

“Borrower will pay to Bank a collateral handling fee (the “Collateral Handling Fee”) equal to (a) 0.20% per month of the average daily outstanding Financed Receivable Balance for each Financed Receivable outstanding based upon Federal Agency Accounts and Subcontractor Accounts based upon a 360 day year, provided, however, for any Subject Month (as of the first calendar day of such month), to the extent that Borrower had EBITDA of at least Four Hundred Thousand Dollars ($400,000.00) for the applicable Testing Period, the Collateral Handling Fee shall be equal to 0.15% per month of the average daily outstanding Financed Receivable Balance for each Financed Receivable outstanding based upon Federal Agency Accounts and Subcontractor Accounts based upon a 360 day year, and (b) 0.25% per month of the average daily outstanding Financed Receivable Balance for each Financed Receivable outstanding based upon Unbilled Accounts based upon a 360 day year, provided, however, for any Subject Month (as of the first calendar day of such month), to the extent that Borrower had EBITDA of at least Four Hundred Thousand Dollars ($400,000.00) for the applicable Testing Period, the Collateral Handling Fee shall be equal to 0.20% per month of the average daily outstanding Financed Receivable Balance for each Financed Receivable outstanding based upon Unbilled Accounts based upon a 360 day year.”

4	The Loan Agreement shall be amended by deleting the following, appearing as Section 6.7 thereof:

“              6.7          Financial Covenants.

Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a)           EBITDA Loss.  EBITDA minus unfunded capital expenditures loss as of and for the three month period (or periods) ending on (i) January 31, 2007 and February 28, 2007, of not more than $1,000,000, and (ii) August 31, 2008, April 30, 2009, May 31, 2009, and June 30, 2009, of not more than $50,000.

(b)           EBITDA Gain.  EBITDA minus unfunded capital expenditures as of and for the three month period (or periods) ending on (i) March 31, 2007, April 30, 2007 and May 31, 2007, of at least $1.00, (ii) June 30, 2007, July 31, 2007, August 31, 2007, September 30, 2007, October 31, 2007 and November 30, 2007, of at least $250,000.00, (iii) December 31, 2007, January 31, 2008, February 29, 2008, March 31, 2008, April 30, 2008, May 31, 2008, June 30, 2008 and July 31, 2008, of at least $500,000.00, (iv) September 30, 2008, of at least $75,000.00 (v) October 31, 2008, of at least $150,000.00 (vi) November 30, 2008, of at least $250,000.00, (vii) December 31, 2008, of at least $400,000.00, (viii) January 31, 2009, February 28, 2009, and March 31, 2009, of at least $500,000.00, (ix) July 31, 2009 and August 31, 2009, of at least $1.00, (x) September 30, 2009, of at least $100,000.00, (xi) October 31, 2009 and November 30, 2009, of at least $250,000.00, and (xii) December 31, 2009 and as of and for the three month period ending of the last day of each month thereafter, of at least $500,000.00.

Notwithstanding the foregoing, (a) EBITDA Losses incurred from January 1, 2007 through February 28, 2007 will be excluded from the EBITDA calculation with respect to the three month periods ending on February 28, 2007 and March 31, 2007, and (b) EBITDA Losses incurred from February 1, 2007 through February 28, 2007 will be excluded from the EBITDA calculation with respect to the three month period ending on April 30, 2007.  As used herein, “EBITDA Losses” shall be defined as the lesser of (i) $275,000.00, and (ii) the actual expenses incurred by the discontinued commercial business of Borrower during the period(s) referenced above.”

and inserting in lieu thereof the following:

“              6.7          Financial Covenant - EBITDA.  Borrower shall maintain at all times, to be tested as of the last day of each month, on a consolidated basis with respect to Borrower and its Subsidiaries, EBITDA minus unfunded capital expenditure loss, minus the aggregate amount of any cash payments made by Borrower pursuant to Section 7.6(b), any dividends paid by Borrower in cash and any other cash payments made by Borrower to Investors or holders of Subordinated Debt in the form of distributions, dividends, redemptions, principal, interest, fees, or otherwise (but in any case excluding payments made directly out of money market account number 3300717632 maintained with Bank in an aggregate amount not to exceed Four Million Dollars ($4,000,000.00)), as of and for the three month period (or periods) ending on (i) May 31, 2010 and June 30, 2010 of at least Fifty Thousand Dollars ($50,000.00), (ii) July 31, 2010 and August 31, 2010, of at least One Hundred Fifty Thousand Dollars ($150,000.00), (iii) September 30, 2010, of at least Two Hundred Thousand Dollars ($200,000.00), (iv) October 31, 2010, of at least Two Hundred Fifty Thousand Dollars ($250,000.00), and (v) November 30, 2010 and as of and for the three month period ending of the last day of each month thereafter, of at least Three Hundred Thousand Dollars ($300,000.00).”

5	The Loan Agreement shall be amended by deleting the following text, appearing in Section 7.6 thereof:

“or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock; provided, however, Borrower shall be permitted to (1) make cash payments  to Hale Capital Partners, LP and/or  EREF PARA LLC (together with any transferees of such parties, the “Investors”) in connection with redemptions and repurchases contemplated by that certain Paradigm Holdings, Inc. Certificate of Designations of Series A-1 Senior Preferred Stock (the “Certificate of Designations”), that certain Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreement”) among Holdings, Hale Capital Partners, LP (“Hale”) and each of the other purchasers identified on the signature pages thereto (each a “Purchaser” and collectively with Hale, the “Purchasers”) dated on or about February 27, 2009 and those certain Class A Warrants and Class B Warrants issued to the Purchasers pursuant to the Preferred Stock Purchase Agreement, so long as, at the time of any such payment, (i) no Event of Default exists or would exist after giving effect to such payment, (ii) Borrower has performed in accordance with at least one hundred percent (100.0%) of its board-approved revenue plan, (iii) Borrower has performed at least twenty percent (20.0%) above its board-approved EBITDA plan, and (iv) Borrower will have at least One Million Dollars ($1,000,000.00) in unrestricted and unencumbered cash after each such payment, (2) make monthly cash dividend payments to the Investors in an amount not to exceed five percent (5.0%) per annum of the Stated Value (as defined below) per share of the outstanding shares of Series A-1 Senior Preferred Stock, provided, however, the aggregate amount of such payments made in any month shall not exceed Thirty-Five Thousand Dollars ($35,000.00) and provided further, however, no such payments may be made while there is an Event of Default or if an Event of Default would exist after giving effect to any such payment, (3) accrue an additional dividend of seven and a half percent (7.5%) per annum on the Series A-1 Senior Preferred Stock to be paid by adding such amount to the Stated Value per share of the outstanding shares of Series A-1 Senior Preferred Stock and (4) make non-cash redemptions or non-cash repurchases in exchange for capital stock of Borrower.”

and inserting in lieu thereof the following:

“or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock; provided, however, Borrower shall be permitted to (1) commencing with the month ending March 31, 2010 through and including the month ending January 31, 2012, make Excess Cash Flow Redemptions to Hale Capital Partners, LP (“Hale”) and/or EREF PARA LLC (“EREF”) (together with any transferees of such parties, the “Investors”) in connection with repurchases contemplated by that certain that certain Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreement”) among Holdings, Hale and each of the other purchasers identified on the signature pages thereto (each a “Purchaser” and collectively with Hale, the “Purchasers”) dated on or about February 27, 2009 and those certain Class A Warrants and Class B Warrants issued to the Purchasers pursuant to the Preferred Stock Purchase Agreement, so long as, at the time of any such payment, (i) no Event of Default exists or would exist after giving effect to such payment, (ii) Borrower has performed in accordance with at least one hundred percent (100.0%) of its board-approved revenue plan, (iii) Borrower has performed at least fifteen percent (15.0%) above its board-approved EBITDA plan, and (iv) Borrower will have at least Five Hundred Thousand Dollars ($500,000.00) in unrestricted and unencumbered cash after each such payment (excluding all amounts received from Hale and EREF), (2) commencing with the month ending March 31, 2010 through and including the month ending January 31, 2012, make cash payments to Hale and/or EREF in an aggregate amount not to exceed Fifty Thousand Dollars ($50,000.00) per month in connection with redemptions of the preferred stock pursuant to that certain Certificate of Designations of Series A-1 Senior Preferred Stock (“Certificate of Designations”) dated as of February 13, 2009 executed by Holdings, so long as, at the time of any such payment, no Event of Default exists or would exist after giving effect to such payment, (3) make monthly cash dividend payments to the Investors in an amount not to exceed five percent (5.0%) per annum of the Stated Value (as defined below) per share of the outstanding shares of Series A-1 Senior Preferred Stock, provided, however, the aggregate amount of such payments made in any month shall not exceed Thirty-Five Thousand Dollars ($35,000.00) and provided further, however, no such payments may be made while there is an Event of Default or if an Event of Default would exist after giving effect to any such payment, (4) accrue an additional dividend of seven and a half percent (7.50%) per annum on the Series A-1 Senior Preferred Stock to be paid by adding such amount to the Stated Value per share of the outstanding shares of Series A-1 Senior Preferred Stock and (5) make non-cash redemptions or non-cash repurchases in exchange for capital stock of Borrower.  As used herein, “Stated Value” for each share of Series A-1 Senior Preferred Stock shall initially be One Thousand Dollars ($1,000.00).”

6	The Loan Agreement shall be amended by inserting the following new definitions, appearing alphabetically in Section 13.1 thereof:

“              “Certificate of Designations” is defined in Section 7.6.”

“              “Excess Cash Flow Redemptions” is fifty percent (50.0%) of Holdings’s Excess Cash Flow (as defined in the Certificate of Designations, without amendment to any defined term therein, except as otherwise approved by Bank on a case-by-case basis in its sole and absolute discretion).”

“              “Investors” is defined in Section 7.6.”

“              “Subject Month” is the month which is two (2) calendar months after the last month of any Testing Period.”

“              “Testing Period” is any three month period, with respect to which Bank has tested Borrower’s EBITDA in order to determine the Collateral Handling Fee in Section 2.2.4 or the Applicable Rate.”

7	The Loan Agreement shall be amended by deleting the following text, appearing in the definition of Eligible Accounts in Section 13.1 thereof:

“              (h)           Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five percent (25.0%) (thirty-five percent (35.0%) if the Account Debtor is an agency of the United States government) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;”

and inserting in lieu thereof the following:

“              (h)           Intentionally omitted;”

8	The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

“              “Applicable Rate” is (a) with respect to Financed Receivables based upon Federal Agency Accounts and Subcontractor Accounts, a per annum rate equal to the Prime Rate plus one and one-half of one percent (1.50%), and (b) with respect to Financed Receivables based upon Unbilled Accounts, a per annum rate equal to the Prime Rate plus two percent (2.0%).”

“              “Maturity Date” is June 11, 2010.”

“              “Prime Rate” is the greater of (a) four and one-half of one percent (4.50%), and (b) Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.”

and inserting in lieu thereof the following:

“              “Applicable Rate” is (a) with respect to Financed Receivables based upon Federal Agency Accounts and Subcontractor Accounts, a per annum rate equal to the Prime Rate plus one and one-half of one percent (1.50%), provided, however, for any Subject Month (as of the first calendar day of such month), to the extent that Borrower had EBITDA of at least Four Hundred Thousand Dollars ($400,000.00) for the applicable Testing Period, the Applicable Rate shall be a per annum rate equal to the Prime Rate plus one percent (1.0%), and (b) with respect to Financed Receivables based upon Unbilled Accounts, a per annum rate equal to the Prime Rate plus two percent (2.0%), provided, however, for any Subject Month (as of the first calendar day of such month), to the extent that Borrower had EBITDA of at least Four Hundred Thousand Dollars ($400,000.00) for the applicable Testing Period, the Applicable Rate shall be a per annum rate equal to the Prime Rate plus one and one-quarter of one percent (1.25%).”

“              “Maturity Date” is May 15, 2011.”

“              “Prime Rate” is the greater of (a) four percent (4.0%), and (b) Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.”

9	The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Schedule 1 hereto.

B.
Waiver.  Bank hereby waives Borrower’s existing defaults under the Loan Agreement by virtue of Borrower’s failure to comply with the financial covenant set forth in Section 6.7(b) thereof (relative to the requirement that Borrower maintain a certain EBITDA) as of the three-month periods ended February 28, 2010, March 31, 2010, April 30, 2010 and May 31, 2010 (as required prior to this Loan Modification Agreement).  Bank’s waiver of Borrower’s compliance of said affirmative covenant shall apply only to the foregoing specific periods.

4.             FEES.  Borrower shall pay to Bank a modification fee equal to Forty Five Thousand Dollars ($45,000.00) which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.            RATIFICATION OF IP SECURITY AGREEMENTS.

(a)           Holdings hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Holdings IP Security Agreement and acknowledges, confirms and agrees that the Holdings IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined therein.

(b)           Solutions hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Solutions IP Security Agreement and acknowledges, confirms and agrees that the Solutions IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined therein.

(c)           Caldwell hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Caldwell IP Security Agreement and acknowledges, confirms and agrees that the Caldwell IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined therein.

(d)           Trinity hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Trinity IP Security Agreement and acknowledges, confirms and agrees that the Trinity IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined therein.

6.             RATIFICATIONS OF PERFECTION CERTIFICATES.

(a)           Except as set forth on Schedule 2 of the Fourth Loan Modification Agreement, Holdings hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 13, 2007 between Holdings and Bank, and acknowledges, confirms and agrees the disclosures and information Holdings provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

(b)           Except as set forth on Schedule 2 of the Fourth Loan Modification Agreement, Solutions hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 13, 2007 between Solutions and Bank, and acknowledges, confirms and agrees the disclosures and information Solutions provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

(c)           Except as set forth on Schedule 2 of the Fourth Loan Modification Agreement, Caldwell hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of July 5, 2007 between Caldwell and Bank, and acknowledges, confirms and agrees the disclosures and information Caldwell provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

(d)           Except as set forth on Schedule 2 of the Fourth Loan Modification Agreement, Trinity hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of September 5, 2007 between Trinity and Bank, and acknowledges, confirms and agrees the disclosures and information Trinity provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

7.             CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.             RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.             NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10.           CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this  Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

11.           COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

PARADIGM HOLDINGS, INC.		SILICON VALLEY BANK

By:	/s/ Richard Sawchak	By:	/s/ Christine Egitto

Name:	Richard Sawchak	Name:	Christine Egitto

Title:	SVP and CFO	Title:	VP

PARADIGM SOLUTIONS CORPORATION

By:	/s/ Richard Sawchak

Name:	Richard Sawchak

Title:	SVP and CFO

CALDWELL TECHNOLOGY SOLUTIONS LLC

By:	/s/ Richard Sawchak

Name:	Richard Sawchak

Title:	Manager

TRINITY INFORMATION MANAGEMENT SERVICES

By:	/s/ Richard Sawchak

Name:	Richard Sawchak

Title:	SVP and CFO